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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

        We consent to use in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-169679) on Form N-2 of FS Energy and Power Fund of our reports dated March 30, 2012 and May 10, 2012, relating to our audits of the consolidated financial statements and financial statement schedule, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Philadelphia, Pennsylvania
May 31, 2012

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  Exhibit (n)(2)